Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stoke Therapeutics, Inc.:

We consent to the use of our report dated March 9, 2021 incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts

March 19, 2021